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                                                                     EXHIBIT 8.1


                  [Letterhead of Willkie Farr & Gallagher LLP]

July 7, 2006



Allied World Assurance Company Holdings, Ltd
43 Victoria Street
Hamilton, Bermuda HM 12


Ladies and Gentlemen:

         We are delivering this opinion in connection with the Registration Statement on Form S-1 (as it may be amended from time to time, the "Registration Statement") filed by Allied World Assurance Company Holdings, Ltd (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registering of up to $374,440,000 of the Company's Common Shares, par value $0.03 per share (the "Common Shares"). The Common Shares may be issued and sold after the Registration Statement, to which this opinion is an exhibit, becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement and the prospectus included in the Registration Statement (the "Prospectus").

         We have reviewed the Registration Statement and the Prospectus, and have considered such aspects of United States law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.


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Allied World Assurance Company Holdings, Ltd
July 7, 2006
Page 2

         Based upon and subject to the foregoing and to the conditions and limitations contained in the discussion in the Prospectus, (i) we are of the opinion that the discussion in the Prospectus under the headings "Certain Tax Considerations--Taxation of Our Companies--U.S. Taxation of our Non-U.S. Companies," "--Taxation of Our Companies--U.S. Taxation of our U.S. Subsidiaries," and "--U.S. Taxation of Holders" addresses all material U.S. federal income tax considerations affecting the Company and holders of Common Shares (other than those tax considerations that depend on circumstances specific to such holders) and the statements of law contained therein are accurate in all material respects, and (ii) such discussion is our opinion with respect to the matters of law referred to therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our Firm under the heading "Certain Tax Considerations" and "Validity of Common Shares" in the Prospectus.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

WILLKIE FARR & GALLAGHER LLP